Exhibit 3

AGREEMENT OF JOINT FILING

Pursuant to Rule 13d-1(k)(1) of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended, each of the undersigned agrees that the statement on this Amendment filed herewith shall be filed on behalf of each of the undersigned.

Dated: June 6, 2012

CHINA INVESTMENT CORPORATION

By:	/s/ Lou Jiwei
Name:	Lou Jiwei
Title:	Chairman and CEO

BRIDGE HILL INVESTMENTS LIMITED

By:	/s/ Li Keping
Name:	Li Keping
Title:	Sole Director

COUNTRY HILL LIMITED

By:	/s/ Li Keping
Name:	Li Keping
Title:	Sole Director